Exhibit 99.1

Galaxy Completes ERCOT Interconnection Studies and Secures Approval for Additional 830 Megawatts at Helios Data Center Campus, Doubling Total Approved Power Capacity to over 1.6 Gigawatts

Approval anchors Helios’s evolution into a multi-gigawatt AI data center campus and strengthens Galaxy’s long-term strategy

New York, NY – January 15, 2026 – Galaxy Digital Inc. (“Galaxy” or the “Company”) (NASDAQ/TSX: GLXY), a global leader in digital assets and data center infrastructure, announced today that it has completed a Large Load Interconnection Study (“LLIS”) and received approval from the Electric Reliability Council of Texas (“ERCOT”) for an additional 830 megawatts (“MW”) of computing demand at its Helios data center campus (“Helios”) in West Texas. In connection with LLIS completion and study approval, Galaxy has also executed a service agreement with AEP Texas Inc. (“AEP”) for this additional capacity. Galaxy’s transmission interconnection provider will be Wind Energy Transmission Texas, LLC (“WETT”), who facilitated the LLIS studies. This approval brings Galaxy’s total LLIS-complete, ERCOT-approved, and utility-contracted power capacity at Helios to over 1.6 gigawatts (“GW”), marking a significant advancement in the Company’s buildout of next-generation AI and high-performance computing (“HPC”) infrastructure.

This new 830 MW approval represents a major step forward in Helios’s long-term development, effectively doubling the campus’s approved power capacity and supporting multi-tenant partnerships. The approval follows ERCOT’s review of required LLIS Study Elements (specifically, a steady-state study and a stability study) and further positions Galaxy among the largest and fastest-growing data center developers in North America.

With construction underway to support the first phase of Helios under Galaxy’s long-term lease agreement with CoreWeave, the Company remains on track to deliver initial power beginning in early 2026. The newly approved capacity expands Galaxy’s development runway and advances the Company’s mission to build a multi-campus, multi-tenant, multi-gigawatt data center platform designed to power the future of AI and HPC workloads.

"Securing this additional 830 MW approval from ERCOT is a watershed moment for Galaxy and affirms our position as an operator capable of executing hyperscale AI data center development," said Mike Novogratz, Founder and CEO of Galaxy. "The demand for high-density, AI-ready data center capacity in Texas is unprecedented. With over 1.6 GW of power capacity now approved, we are exceptionally well-positioned to grow our program and provide the reliable power infrastructure that the world’s leading AI companies require."

Galaxy is evaluating additional power and land opportunities in Texas and beyond, applying the developmental, technical, and operational experience gained at Helios to identify new opportunities capable of supporting efficient, scalable, and AI-ready infrastructure for the next generation of compute.

Galaxy will report fourth quarter and full year 2025 financial results before the opening of Nasdaq and the Toronto Stock Exchange on Tuesday February 3, 2026.

About Galaxy

Galaxy Digital Inc. (Nasdaq/TSX: GLXY) is a global leader in digital assets and data center infrastructure, delivering solutions that accelerate progress in finance and artificial intelligence. Our digital assets platform offers institutional access to trading, advisory, asset management, staking, self-custody, and tokenization technology. In addition, we develop and operate cutting-edge data center infrastructure to power AI and HPC workloads. Our 1.6 GW Helios campus in Texas positions Galaxy among the largest and fastest-growing data center developers in North America. The Company is headquartered in New York City, with offices across North America, Europe, the Middle East, and Asia. Additional information about Galaxy's businesses and products is available on www.galaxy.com.

Disclaimers and Additional Information
The TSX has not approved or disapproved of the information contained herein.
Investor Relations Contact                    Media Relations Contact
Jonathan Goldowsky                         Michael Wursthorn
Investor.Relations@galaxy.com                    media@galaxy.com

CAUTION ABOUT FORWARD-LOOKING STATEMENTS
The information in this document may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended and "forward-looking information" under Canadian securities laws (collectively, "forward-looking statements"). Our forward-looking statements include, but are not limited to, statements regarding our or our management team's expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including statements about future power potential at Helios and our plans and expectations with respect to our data center business, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this document are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to: (1) changes in applicable laws or regulations; (2) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (3) changes or events that impact the cryptocurrency and AI/HPC industry, including potential regulation, that are out of our control; (4) the risk that our business will not grow in line with our expectations or continue on its current trajectory; (5) the possibility that our addressable market is smaller than we have anticipated and/or that we may not gain share of it; (6) any delay in construction at Helios; (7) liquidity or economic conditions impacting our business; (8) technological challenges, cyber incidents or exploits; and (9) those other risks contained in filings we make with the Securities and Exchange Commission (the "SEC") from time to time, including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 10, 2025, and available on Galaxy's profile at www.sec.gov/edgar.  Factors that could cause actual results to differ materially from those described in such forward-looking statements include, but are not limited to, a decline in the AI/HPC market or general economic conditions; a delay or failure in the development or construction of infrastructure for our data center business or our other businesses; and changes in applicable law or regulation and adverse regulatory developments. Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. Except as required by law, we assume no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

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